UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

ATHENS BANCSHARES CORPORATION
 (Exact name of registrant as specified in its charter)

Tennessee	1-34534	27-0920126
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 Washington Avenue, Athens, Tennessee	37303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 745-1111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, Athens Bancshares Corporation (the “Company”) and its wholly owned subsidiary, Athens Federal Community Bank (the “Bank”), each entered into separate three-year employment agreements with (i) Jeffrey L. Cunningham, President and Chief Executive Officer of the Company and the Bank, and (ii) Michael R. Hutsell, Treasurer and Chief Financial Officer of the Company and Vice President, Chief Operating Officer and Chief Financial Officer of the Bank. In addition, on April 1, 2010, the Bank also entered into a supplemental executive retirement plan agreement with Mr. Cunningham. The material terms of the employment agreements and the supplemental executive retirement plan agreement were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-161967), as declared effective by the U.S. Securities and Exchange Commission on November 12, 2009.

Item 8.01	Other Events.

On March 31, 2010, the Company issued a press release announcing that its annual meeting of shareholders will be held on July 14, 2010. The press release announcing the annual meeting date is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Employment Agreement, dated April 1, 2010, by and between Athens Bancshares Corporation and Jeffrey L. Cunningham

10.2	Employment Agreement, dated April 1, 2010, by and between Athens Federal Community Bank and Jeffrey L. Cunningham

10.3	Employment Agreement, dated April 1, 2010, by and between Athens Bancshares Corporation and Michael R. Hutsell

10.4	Employment Agreement, dated April 1, 2010, by and between Athens Federal Community Bank and Michael R. Hutsell

10.5	Supplemental Executive Retirement Plan Agreement, dated April 1, 2010, by and between Athens Federal Community Bank and Jeffrey L. Cunningham

99.1	Press Release dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENS BANCSHARES CORPORATION

Date:    April 6, 2010

By: /s/ Michael R. Hutsell
Michael R. Hutsell
Treasurer and Chief Financial Officer